QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
FLAG TELECOM GROUP LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December 18, 2003

To the Shareholders of FLAG Telecom Group Limited:

New Date of Special Meeting

        The Board of Directors of FLAG Telecom Group Limited (the "Company") has decided to hold the Special General Meeting of shareholders (the "Special Meeting") for the purpose of voting on the approval and adoption of the Agreement and Plan of Amalgamation (the "Amalgamation Agreement") with Reliance Gateway Net Limited, a company organized under the laws of India ("Reliance Gateway"), on Monday, January 12, 2004 at The Mark Hotel, 77th Street (at Madison Avenue), New York, New York 10021 at 10:00 a.m. New York time. This meeting was previously scheduled for Monday, December 22, 2003.

Non-Action Letter

        As disclosed in the supplement dated December 5, 2003 (the "Proxy Supplement") to the Company's definitive proxy statement dated November 19, 2003 (the "Proxy Statement"), the Company, Reliance Gateway and Harbert Distressed Investment Master Fund, Ltd., the Company's largest shareholder ("Harbert"), entered in a voting agreement (the "HMC Agreement") pursuant to which Harbert has agreed to vote in favor of the approval and adoption of the Amalgamation Agreement. Harbert's agreement to vote was conditioned on either the Company terminating the registration of its common shares ("Deregistration") under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or the Company and Reliance Gateway receiving written notice from Harbert that it has in its sole discretion determined to vote in favor of the approval and adoption of the Amalgamation Agreement.

        After further discussions, the Company, Reliance Gateway, Gateway Net Bermuda Limited, a company organized under the laws of Bermuda and a direct, wholly-owned subsidiary of Reliance Gateway ("Gateway Net Bermuda"), Reliance Industries Limited, a company organized under the laws of India and a 42% indirect shareholder of Reliance Gateway ("Reliance Industries"), and Harbert have entered into a Non-Action Letter Agreement (the "Non-Action Letter"), pursuant to which Harbert has agreed, regardless of Deregistration, to vote in favor of the approval and adoption of the Amalgamation Agreement, as set forth in the HMC Agreement, on or after January 12, 2004. Moreover, pursuant to the Non-Action Letter, the Company has agreed to waive its right to recover, and has agreed not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 1934 Act from Harbert or any if its affiliates arising out of the consummation of the amalgamation and the payment of the amalgamation consideration to Harbert or any if its affiliates. In addition, each of Reliance Gateway, Gateway Net Bermuda and Reliance Industries has agreed to, and to cause the company resulting from the consummation of the amalgamation (the "Amalgamated Company") to, waive its right to recover, and has agreed not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 1934 Act from Harbert or any if its affiliates arising out of the consummation of the amalgamation and the payment of the amalgamation consideration to Harbert or any if its affiliates. A copy of the Non-Action Letter is attached hereto as Annex A.

1

Triage Voting Agreement

        Reliance Gateway has informed the Company that they have entered into a voting agreement (the "Triage Agreement") with Leonid Frenkel, Triage Offshore Fund, Ltd. and Triage Management LLC (collectively, "Triage"), the owners of approximately 8.6% of the Company's common shares and one of the Company's largest shareholders, pursuant to which Triage has agreed to vote in favor of the approval and adoption of the Amalgamation Agreement. A copy of the voting agreement was filed as an exhibit to the Schedule 13D/A (the "Schedule 13D/A") filed by Reliance Gateway with the Securities and Exchange Commission on December 15, 2003. A copy of the Triage Agreement as filed with the Schedule 13D/A is attached hereto as Annex B.

FCC Approval

        As reported in the section of the Proxy Statement entitled "THE AMALGAMATION—Certain Legal Matters; Regulatory Approvals—Consent to Transfer of Control of License by FCC," the Company filed an application with the United States Federal Communication Commission on October 24, 2003 in order to obtain approval to transfer control of FLAG Telecom Global Network Limited, licensee of FLAG Atlantic-1 submarine cable landing license (SCL-LIC-19990301-000050), to the Amalgamated Company. Obtaining such approval is a condition to the consummation of the amalgamation. The Company hereby reports that such approval was obtained on December 12, 2003. With this approval, all necessary regulatory approvals for the amalgamation have been granted.

By order of the Board of Directors

Kees van Ophem Assistant Secretary and General Counsel

2

ANNEX A

Non-Action Letter Agreement

        Reference is made to (i) the Agreement and Plan of Amalgamation (as amended, the "Amalgamation Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Limited ("Gateway") (ii) the Letter Agreement (as amended, the "16(b) Agreement") dated as of October 16, 2003 between the Company and Gateway and (iii) the HMC Agreement (the "HMC Agreement") dated as of December 4, 2003 among the Company, Gateway and Harbert Distressed Investment Master Fund, Ltd. ("HMC"). Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

        Pursuant to the 16(b) Agreement, the Company has determined that it is necessary, proper and advisable for it to enter into this Non-Action Letter Agreement as contemplated thereby.

        Accordingly, the Company hereby agrees to waive the Company's rights to recover, and agrees not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 1934 Act from HMC or any of its Affiliates arising out of the consummation of the Amalgamation and the payment of the Amalgamation Consideration to HMC or any of its Affiliates. HMC hereby represents, and the parties hereto acknowledge, that for puposes of this Non-Action Letter Agreement, the Affiliates of HMC include, without limitation, Harbert Distressed Investment Fund, L.P., Harbert Distressed Investment Offshore Fund, Ltd., HMC Distressed Investment Fund GP, L.L.C., HMC—New York, Inc., HMC Distressed Investment Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbert Management Corporation and its direct and indirect subsidiaries, Philip A. Falcone, Raymond J. Harbert, Michael D. Luce, The Harbinger Group, Inc., and all of the officers, directors, managers, members, shareholders, partners, employees and managed accounts of any of the foregoing.

        Pursuant to the 16(b) Agreement and in consideration of HMC's agreements below, each of Gateway, Amalgamation Sub and Reliance Industries Limited ("Reliance" and, together with Gateway and Amalgamation Sub, the "Reliance Parties") hereby agrees, and agrees to cause the Amalgamated Company, to waive the Amalgamated Company's rights to recover, and agree not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 1934 Act from HMC or any of its Affiliates arising out of the consummation of the Amalgamation and the payment of the Amalgamation Consideration to HMC or any of its Affiliates.

        In consideration of the agreements above, HMC hereby agrees that, pursuant to Section 1.01 of the HMC Agreement, this Non-Action Letter Agreement constitutes written notice, effective as of January 12, 2004, from HMC to the Company and Gateway that HMC has determined to vote in favor of the approval and adoption of the Amalgamation Agreement. Accordingly, HMC hereby agrees that the "Voting Effective Time" (as defined in the HMC Agreement) will be January 12, 2004.

        Gateway hereby represents that at the Effective Time, Gateway will be the sole shareholder of the Amalgamated Company and Gateway hereby agrees that, for a period of two years from the Effective Time, to the extent that it shall not own all of the outstanding shares of the Amalgamated Company during such two year period, it shall, if requested by HMC, cause such other shareholders of the Amalgamated Company to execute this Non-Action Letter Agreement.

        This Non-Action Letter Agreement shall be binding on the successors and shareholders of the Company and the Amalgamated Company and the successors and the shareholders of each Reliance Party. Gateway, as the sole post-Amalgamation shareholder of the Amalgamated Company, agrees, acknowledges and has no objection to the Company's execution of this Non-Action Letter Agreement. Except as expressly set forth in this Non-Action Letter Agreement, neither HMC nor any of its Affiliates is afforded any rights to impose any obligations on the Company, any Reliance Party or any of their respective Subsidiaries.

        The provisions of this Non-Action Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        This Non-Action Letter Agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Non-Action Letter Agreement or the transactions contemplated hereby or by the 16(b) Agreement, the Amalgamation Agreement or otherwise relating to Section 16(b) of the 1934 Act shall be brought in the Supreme Court of Bermuda (unless such court shall not accept jurisdiction in which case the action may be brought in any other courts), and each of the parties hereby consents to the jurisdiction of the Supreme Court of Bermuda (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        IN WITNESS WHEREOF, the parties hereto have caused this Non-Action Letter Agreement to be duly executed by their respective authorized signatories as of December 17, 2003.

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
Name: Eugene I. Davis Title: Director
By:	/s/ ROBERT M. AQUILINA
Name: Robert M. Aquilina Title: Director
By:	/s/ ANTHONY J. PACCHIA
Name: Anthony J. Pacchia Title: Director

RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD
Name: P.M.S. Prasad Title: Authorized Signatory
GATEWAY NET BERMUDA LIMITED
By:	/s/ THAKUR SHARMA
Name: Thakur Sharma Title: President
RELIANCE INDUSTRIES LIMITED
By:	/s/ P.M.S. PRASAD
Name: P.M.S. Prasad Title: Authorized Signatory
HARBERT DISTRESSED INVESTMENT MASTER FUND, LTD.
By:	HMC Distressed Investment Offshore Manager, LLC
By:	/s/ PHILIP A. FALCONE
Name: Philip A. Falcone Title: Vice President

ANNEX B

TRIAGE VOTING AGREEMENT

        AGREEMENT dated as of December 11, 2003 (this "Agreement") among Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), and the holders (the "Shareholders") of the shares of capital stock (the "Shares") of FLAG Telecom Group Limited, a company incorporated under the laws of Bermuda (the "Company"), listed on the signature pages hereof.

        WHEREAS, the Company and Reliance Gateway have entered into the Agreement and Plan of Amalgamation dated as of October 16, 2003 (as amended on October 28, 2003 and December 4, 2003 and as the same may hereafter be amended, the "Amalgamation Agreement"; all capitalized terms that are not otherwise defined herein shall have the meaning attributed to them under the Amalgamation Agreement);

        WHEREAS, the Company intends to hold a special general meeting of the shareholders of the Company, including any postponement or adjournment thereof, to consider and vote upon the Amalgamation Agreement; and

        WHEREAS, the parties hereto have agreed to enter into this Agreement to evidence certain agreements relating to the Shares held by each of the Shareholders.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
 AGREEMENT TO VOTE; GRANT OF PROXY

        Section 1.01.    Agreement To Vote.    Each Shareholder irrevocably agrees to vote, express consent (or dissent, as the case may be) or otherwise utilize the voting power in respect of all Shares that such Shareholder is entitled to vote at the time of any vote at any annual or special general meeting of the shareholders of the Company during the term of this Agreement and at any postponement or adjournment thereof, (a) in favor of the approval and adoption of the Amalgamation Agreement and each of the transactions contemplated thereby and (b) against (i) any proposal made in opposition to or in competition with the Amalgamation and the transactions contemplated by the Amalgamation Agreement, (ii) any amalgamation, scheme of arrangements, merger, reorganization, consolidation, share exchange, business combination, sale of assets, recapitalization, liquidation, winding up, extraordinary dividend or distribution, significant share repurchase or other similar transaction with or involving the Company, other than the Amalgamation Agreement and the transactions contemplated thereby and (iii) any other action the consummation of which would reasonably be expected to impede, frustrate, interfere with, impair, delay or prevent consummation of the transactions contemplated by the Amalgamation Agreement.

        Section 1.02.    Grant of Proxy.    Each Shareholder hereby revokes any and all previous proxies granted with respect to its Shares. By entering into this Agreement, each Shareholder hereby grants a proxy appointing Reliance Gateway, as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as Reliance Gateway or its proxy or substitute shall, in Reliance Gateway's sole discretion, deem proper with respect to the Shares owned by such Shareholder in accordance with the provisions of Section 1.01. The proxy granted by each Shareholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Reliance Gateway's agreements contained in Article 2 of this Agreement; provided, however, that such proxy shall be revoked upon termination of this Agreement in accordance with Section 7.04 hereof.

ARTICLE 2
 CONSIDERATION

        In consideration of (i) the agreement of each Shareholder to vote in favor of the Amalgamation and the approval and adoption of the Amalgamation Agreement and (ii) the other agreements of each Shareholder contained herein, Reliance Gateway hereby agrees to pay each Shareholder the amount set forth opposite such Shareholder's name on the signature pages hereto, in cash, on the date when the Effective Time occurs; provided that if Reliance Gateway hereafter enters into a similar voting agreement with any other shareholder of the Company that requires Reliance Gateway to pay an amount that is greater than $1.00 per Share, the consideration payable to each Shareholder hereunder shall be increased to the amount per Share payable to such other shareholder (other than Harbert Distressed Investment Master Fund, Ltd.) multiplied by the number of Shares set forth opposite such Shareholder's name on the signature pages hereto. Such amount shall be paid by wire transfer to a bank account designated by such Shareholder (or if no such account is designated, then by certified or official bank check payable in immediately available funds to the order of such Shareholder in such amount). If the Effective Time does not occur, no payment to any Shareholder shall be required hereunder.

ARTICLE 3
 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

        Each Shareholder represents and warrants to Reliance Gateway, as to itself, that:

        Section 3.01.    Corporate Authorization.    Such Shareholder has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of such Shareholder is necessary to authorize the execution, delivery or performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby.

        Section 3.02.    Valid Title.    As of November 1, 2003, as of the date hereof and at all times hereafter during the term of this Agreement, such Shareholder was and is the sole, true, lawful and beneficial owner of the Shares set forth opposite such Shareholder's name on the signature pages hereto, and will be the sole, true, lawful and beneficial owner of all Shares acquired by such Shareholder after the date hereof, in each case, with no restrictions on such Shareholder's voting rights or rights of disposition pertaining thereto, except as set forth in this Agreement. As of November 1, 2003, as of the date hereof and at all times hereafter during the term of this Agreement, none of the Shares set forth opposite such Shareholder's name on the signature pages hereto are, and no Shares acquired by such Shareholder after the date hereof will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares, except as set forth in this Agreement.

        Section 3.03.    Non-Contravention.    The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Shareholder or to a loss of any benefit of such Shareholder under any provision of applicable law or regulation, the certificate of incorporation, bylaws or other governing documents of such Shareholder or any other agreement, judgment, injunction, order, decree, or other instrument binding on such Shareholder or result in the imposition of any lien on any asset of such Shareholder.

        Section 3.04.    Binding Effect.    This Agreement is the valid and binding Agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. The person signing this Agreement on behalf of such Shareholder has full power and authority to execute and deliver, and to cause such Shareholder to perform, this Agreement.

        Section 3.05.    Total Shares.    The number of Shares set forth opposite such Shareholder's name on the signature pages hereto are the only Shares beneficially owned by such Shareholder as of the date hereof and as of November 1, 2003, and (i) such Shareholder owns no options to purchase or sell or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company and (ii) to such Shareholder's knowledge, none of its affiliates own, beneficially or of record, any Shares or has any of the interests or rights described in clause (i) above, except, in each case, 10,000 Shares purchased on November 3, 2003 by Triage Offshore Fund, Ltd.

        Section 3.06.    Finder's Fees.    No investment banker, broker or finder is entitled to a commission or fee from Reliance Gateway or any of its affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

ARTICLE 4
 REPRESENTATIONS AND WARRANTIES OF RELIANCE GATEWAY

        Reliance Gateway represents and warrants to each Shareholder that Reliance Gateway has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Reliance Gateway of this Agreement and the consummation by Reliance Gateway of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of Reliance Gateway is necessary to authorize the execution, delivery or performance by Reliance Gateway of this Agreement and the consummation by Reliance Gateway of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Reliance Gateway and is a valid and binding Agreement of Reliance Gateway, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

ARTICLE 5
 COVENANTS OF THE SHAREHOLDERS

        Each Shareholder hereby covenants and agrees that:

        Section 5.01.    No Proxies for, Encumbrances on or Transfers of Shares.    Except pursuant to the terms of this Agreement, no Shareholder shall, during the term of this Agreement, without the prior written consent of Reliance Gateway, directly or indirectly, (i) grant any proxies to or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, deliver pursuant to any tender or exchange offer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares. No Shareholder shall seek or solicit any such sale, assignment, transfer, encumbrance, delivery or other disposition or any such contract, option or other arrangement or assignment or understanding and each Shareholder agrees to notify Reliance Gateway promptly and to provide all details requested by Reliance Gateway if any such Shareholder is approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

        Section 5.02.    Appraisal Rights.    Each Shareholder agrees during the term of this Agreement not to exercise any rights (including, without limitation, under the Bermuda Companies Act of 1981, as amended) to demand appraisal of any Shares which may arise with respect to the Amalgamation.

        Section 5.03.    No Shop.    No Shareholder shall, during the term of this Agreement, directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire any of the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of any Shares or other equity interest in, or any assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, amalgamation, purchase of assets, tender offer or other transaction or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. Each Shareholder agrees to promptly advise Reliance Gateway of the terms of any communications it may receive relating to any of the foregoing.

ARTICLE 6
 COVENANTS OF RELIANCE GATEWAY AND THE SHAREHOLDERS

        Section 6.01.    Additional Agreements.    Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

ARTICLE 7
 MISCELLANEOUS

        Section 7.01.    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 7.02.    Specific Performance.    The parties hereto agree that Reliance Gateway would be irreparably damaged if for any reason any Shareholder failed to perform any of its obligations under this Agreement, and that Reliance Gateway would not have an adequate remedy at law for money damages in such event. Accordingly, Reliance Gateway shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Shareholder. This provision is without prejudice to any other rights that Reliance Gateway may have against any Shareholder for any failure to perform its obligations under this Agreement. Each Shareholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Reliance Gateway. This provision is without prejudice to any other rights that the Shareholders may have against Reliance Gateway for any failure to perform their respective obligations under this Agreement.

        Section 7.03.    Notices.    All notices, requests, claims, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered by mail, telegram, telex, facsimile or personal delivery and shall be deemed given if delivered in person, by telegram, telex, facsimile or personal delivery when received, and if mailed, when mailed postage prepaid, return receipt requested registered or certified, and addressed to the respective parties as set forth below or at such other address as any party hereto may specify to the other parties hereto in writing (such change of address to become effective only upon receipt of such notification in writing).

        If to Reliance Gateway, to:

Reliance Gateway Net Limited Dhirubhai Ambani Knowledge City Block E, SB-14, 1st Floor Thane-Belapur Road Koparkhairane, Navi Mumbai 400 709, India Telecopy: 011-91-22-3032-5895 Attention: PMS Prasad

        with a copy to:

Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telecopy: 212-450-3800 Attention: Nancy L. Sanborn

        If to the Shareholders, to:

Leonid Frenkel c/o Triage Management LLC 401 City Avenue, Suite 526 Bala Cynwyd, PA 19004 Telecopy: 610-668-1414

Triage Offshore Fund, Ltd. c/o Triage Advisors LLC 401 City Avenue, Suite 526 Bala Cynwyd, PA 19004 Telecopy: 610-668-0404

Triage Capital Management L.P. 401 City Avenue, Suite 526 Bala Cynwyd, PA 19004 Telecopy: 610-668-0404

        Section 7.04.    Amendments; Termination.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. This Agreement may be terminated by any of the parties hereto at the earlier of (i) the Effective Time, (ii) March 10, 2004 and (iii) the date of termination of any other voting agreement, between Reliance Gateway and any shareholder of the Company, with respect to any Shares.

        Section 7.05.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further that Reliance Gateway may assign its rights and obligations hereunder to any of its affiliates.

        Section 7.06.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of New York without giving effect to the principles of conflicts of laws thereof.

        Section 7.07.    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver.

        Section 7.08.    Counterparts; Effectiveness; Benefit.    This Agreement may be executed and delivered (including by facsimile transmission) by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

        Section 7.09.    No Third Party Beneficiaries.    No party other than the parties hereto shall be an intended beneficiary of this Agreement or any portion hereof.

        Section 7.10.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Class of Stock	Shares Owned	Consideration
common	76,982	$76,982	/s/ Leonid Frenkel Leonid Frenkel

			Triage Offshore Fund, Ltd.
Class of Stock	Shares Owned	Consideration
common	55,940	$55,940	By: /s/ Leonid Frenkel Name: Leonid Frenkel Title: Managing Director

			Triage Capital Management L.P.
Class of Stock	Shares Owned	Consideration
common	38,550	$38,550	By: /s/ Leonid Frenkel Name: Leonid Frenkel Title: Senior Manager
RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory

QuickLinks

Non-Action Letter Agreement
TRIAGE VOTING AGREEMENT